EXHIBIT 5.1


                         [BARNES & THORNBURG LETTERHEAD]




                                                                  March 31, 2003



Vectren Corporation
Vectren Utility Holdings, Inc.
Indiana Gas Company, Inc.
Southern Indiana Gas and Electric Company
20 N.W. Fourth Street
Evansville, IN 47708

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Vectren Corporation ("Vectren"), Vectren Utility Holdings, Inc. ("VUHI") and Indiana Gas Company, Inc. ("Indiana Gas") and Southern Indiana Gas and Electric Company (each, an "Indiana Guarantor") and Vectren Energy Delivery of Ohio, Inc. (the "Ohio Guarantor" and, together with the Indiana Guarantors, the "Guarantors"), filed pursuant to the Securities Act of 1933, as amended ("Securities Act"), relating to the offer and sale by Vectren of up to $150,000,000 of shares of its common stock, without par value, and related common share purchase rights (the
"Shares"), and the offer and sale by VUHI of up to $200,000,000 of debt securities (the "Debt Securities") and related joint and several guarantees by the Guarantors of the Debt Securities (the "Guarantees") to be issued and sold under the provisions of the Indenture dated October 19, 2001, between the Corporation and the Guarantors and U.S. Bank Trust National Association, as Trustee (the "Indenture"). We have examined such records, certificates and other documents and have made such investigation of law as we have deemed necessary in the circumstances.

     Based on that examination and investigation, it is our opinion that:

     (i) When the steps taken in the next paragraph have been taken, the Shares will be validly issued, fully paid and nonassessable.

     The steps to be taken which are referred to in the next preceding paragraph are:

          1. Necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares;

          2. The Shares are sold and delivered in accordance with the applicable underwriting or other agreement and in the manner described in the Registration Statement (including all exhibits thereto); and

          3. Compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable state blue sky laws.

     (ii) When the steps mentioned in the next paragraph have been taken, and the Debt Securities and the Guarantees shall have been duly executed, authenticated and delivered in accordance with the Indenture, and delivered against payment therefor, the Debt Securities will be legal, valid and binding obligations of VUHI and the Guarantees by the Indiana Guarantors will be legal valid and binding obligations of the respective Indiana Guarantors enforceable against each of them in accordance with their respective terms subject to (a) the United States Bankruptcy Code, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to our affecting creditors' rights or remedies generally and (b) general equitable principles (regardless of whether such enforcement is considered in a proceeding at law or in equity) and to judicial discretion.

     The steps to be taken which are referred to in the next preceding paragraph are:

          1. Any supplemental Indenture to be entered into in connection with the issuance of the Debt Securities and Guarantees has been duly authorized, executed and delivered by the Trustee, VUHI and the Guarantors;

          2. The specific terms of the particular Debt Securities have been duly authorized and established in accordance with the applicable supplemental Indenture;

          3. The Debt Securities and the Guarantees have been issued and sold and the purchase price for the Debt Securities and the Guarantees has been paid in accordance with the transactions proposed in the Registration Statement, as the same may be amended;

          4. Appropriate definitive action by the Board of Directors of each of the Corporation and the Guarantors or an authorized committee thereof with respect to the proposed transactions set forth in the Registration Statement;

          5. VUHI and the Guarantors each shall have received all necessary governmental approvals required for the issuance and sale of the Debt Securities and the Guarantees;

          6. Compliance with the Securities Act, applicable state blue sky laws and the Trust Indenture Act of 1939, as amended; and

          7. Issuance and sale of the Debt Securities and Guarantees in accordance with the corporate authorization aforesaid.

     This opinion letter is limited to the current Federal laws of the United States and the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Barnes & Thornburg

                                            BARNES & THORNBURG